Exhibit 99.1

For Immediate Release:	April 16, 2019

Investor Relations Contact: Marliese L. Shaw Executive Vice President, Investor Relations Officer United Bank 860-291-3622 MShaw@bankatunited.com	Media Relations Contact: Adam J. Jeamel Regional President, Corporate Communications United Bank 860-291-3765 AJeamel@bankatunited.com

UNITED FINANCIAL BANCORP, INC. ANNOUNCES
FIRST QUARTER EARNINGS AND QUARTERLY DIVIDEND

HARTFORD, Conn., April 16, 2019 – United Financial Bancorp, Inc. ("United Financial" or the "Company") (NASDAQ Global Select Stock Market: “UBNK”), the holding company for United Bank (the "Bank"), announced results for the quarter ended March 31, 2019.

The Company reported net income of $12.7 million, or $0.25 per diluted share, for the quarter ended March 31, 2019, compared to net income for the quarter ended December 31, 2018 ("linked quarter") of $12.2 million, or $0.24 per diluted share. The Company reported net income of $15.8 million, or $0.31 per diluted share, for the quarter ended March 31, 2018.

"Despite the challenging operating environment, the United Financial Bancorp, Inc. team is focused on expanding and winning new client relationships, maintaining strong asset quality and ample capital, and providing superior customer service," stated William H.W. Crawford, IV, Chief Executive Officer and President of the Company and the Bank. "Having a talented and dedicated team of employees to serve the needs of our customers and communities continues to be a strong value proposition of the Company and will protect and enhance franchise value.”

Balance Sheet

Assets totaled $7.34 billion at March 31, 2019, decreasing $16.9 million from $7.36 billion at December 31, 2018. At March 31, 2019, total available for sale securities were $848.5 million, representing a decrease of $124.8 million, or 12.8%, from the linked quarter. The overall decrease was primarily due to sales of lower yielding collateralized mortgage obligations and municipal securities at a gain during the quarter, and a portion of the proceeds were utilized to pay off maturing Federal Home Loan Bank advances. At March 31, 2019, total loans were $5.73 billion, representing an increase of $75.1 million, or 1.3%, from the linked quarter. Changes to loan balances during the first quarter of 2019 were highlighted by a $33.4 million, or 3.8%, increase in commercial business loans, a $21.1 million, or 1.1%, increase in investor non-owner occupied commercial real estate loans, a $15.6 million, or 3.8%, increase in other consumer loans, a $9.1 million, or 0.7%, increase in residential real estate loans and a $7.2 million, or 8.2%, increase in commercial construction loans. Slightly offsetting the increased loan balances above were a $7.0 million, or 34.0%, decrease in residential construction loans and a $4.0 million, or 0.9%, decrease in owner-occupied commercial real estate loans from the linked quarter. Loans held for sale also decreased $62.6 million, or 79.5%, from the linked quarter. Total cash and

UBNK - United Financial Bancorp, Inc.	Page 1	www.unitedfinancialinc.com

cash equivalents increased $57.2 million, or 58.4%, from the linked quarter as a result of the aforementioned sale of investment securities.

During the quarter ended March 31, 2019, the Company adopted Accounting Standards Update ("ASU") No. 2016-02 - Leases, requiring on-balance sheet reporting for all operating and financing leases, which resulted in the recording of $46.5 million in operating and financing lease right-of-use assets and a corresponding $46.5 million in operating and financing lease liabilities associated with the implementation of the standard.

Deposits totaled $5.66 billion at March 31, 2019 and decreased by $6.3 million, or 0.1%, from $5.67 billion at December 31, 2018. Decreases in deposit balances during the first quarter of 2019 were primarily due to a $97.4 million, or 5.6%, decrease in money market account balances and a $21.8 million, or 2.7%, decrease in non-interest bearing checking deposits, largely due to seasonal outflows that are typical of commercial DDA accounts in the first quarter. Offsetting these decreases was a $61.0 million, or 7.1%, increase in NOW checking account balances and a $51.8 million, or 2.9%, increase in certificates of deposit balances.

Total Federal Home Loan Bank advances decreased by $60.2 million, or 7.6%, over the linked quarter as the Company utilized proceeds from sales of investment securities to pay off maturing advances as noted above.

Investment in D.C. Solar Tax-Advantaged Funds

The Company continues to monitor developments in its investments in Solar Eclipse Investment Fund X, LLC, Solar Eclipse Investment Fund XV, LLC, and Solar Eclipse Investment Fund XXII, LLC ("LLC investments"), all of which are borrowers of and lessees to D.C Solar Solutions, Inc., D.C Solar Distribution, Inc., respectively. In late January and early February, 2019, D.C Solar Solutions, Inc., D.C. Solar Distribution, Inc. and several affiliated companies filed for Chapter 11 bankruptcy. On March 22, 2019, all cases were converted to cases under Chapter 7 of the Bankruptcy Code. At this time, no measurable loss has been identified, but the Company believes a loss is more likely than not. The Company has provided disclosure in its press release deck as it pertains to the impact on capital if the Company were to recognize a complete loss ($41.7 million) on the LLC investments. Given the facts and circumstances that we are aware of at the time of the filing of this release, the Company does not believe a full loss or total tax benefit recapture to be likely.

Net Interest Income

Net interest income decreased by $1.4 million, or 2.9%, on a linked quarter basis, to $46.9 million, primarily attributable to an increase in interest expense of $2.4 million, or 10.1%, to $26.3 million, offset by an increase in loan interest income of $1.5 million, or 2.4%, to $64.8 million. Average interest-earning assets increased by $74.9 million, or 1.1%, on a linked quarter basis, primarily due to growth in average loan balances, which increased by $88.9 million, or 1.6%. Average loan balance growth was driven by a $56.2 million, or 2.4%, increase in average commercial real estate loans, a $27.8 million, or 7.1%, increase in average other consumer loans and a $27.1 million, or 3.2%, increase in average commercial business loans. Slightly offsetting the increases was a $16.8 million, or 1.2%, decrease in average residential real estate loans, a $3.0 million, or 0.5%, decrease in average home equity loans and a $2.4 million, or 2.1%, decrease in average construction loans.

Interest expense increased by $2.4 million, or 10.1%, to $26.3 million during the first quarter of 2019, from $23.9 million in the linked quarter. Average interest-bearing deposit balances increased by $41.4 million, or 0.9%, on a linked quarter basis, primarily driven by a $64.5 million, or 3.7%, increase in average certificates of deposit, which was slightly offset by a $16.3 million, or 0.6%, decrease in average NOW and money market account balances and a $6.7 million, or 1.3%, decrease in average savings account balances. Average non-

UBNK - United Financial Bancorp, Inc.	Page 2	www.unitedfinancialinc.com

interest bearing deposits decreased by $23.7 million, or 3.1%, as compared to the linked quarter. Average Federal Home Loan Bank advances increased by $67.9 million, or 9.3%.

The tax-equivalent net interest margin decreased by nine basis points to 2.81% in the first quarter of 2019, from 2.90% in the linked period. The decline in the tax-equivalent net interest margin was driven by an 18 basis point increase in the cost of interest-bearing liabilities, which was partially offset by a six basis point increase in the yield of interest-earning assets. The interest-earning asset yield improvement was largely driven by a 29 basis point increase in the yield on construction loans, a 20 basis point increase in the yield on commercial real estate loans, a 16 basis point increase in the yield on home equity loans, a three basis point increase in the yield on residential real estate loans, a two basis point increase in the yield on commercial business loans and a one basis point increase in the yield on other consumer loans. Slightly offsetting the increase in loan yields was a 30 basis point decline in the yield of the investment portfolio, largely resulting from the implementation of ASU No. 2017-08 - Receivables—Nonrefundable Fees and Other Costs (Subtopic 310-20): Premium Amortization on Purchased Callable Debt Securities, which caused lower yields on the Company's tax-exempt municipal bonds. The total cost of funds increased by 13 basis points to 1.61% in the first quarter of 2019 driven by a 16 basis point increase in the cost of interest-bearing deposits and a 22 basis point increase in the cost of Federal Home Loan Bank advances.

Provision for Loan Losses

The provision for loan losses totaled $2.0 million for the quarter ended March 31, 2019 as compared to $2.6 million for the linked quarter. Net charge-offs for the quarter ended March 31, 2019 totaled $1.6 million, or 0.11%, as a percentage of average loans outstanding, as compared to $891,000, or 0.06%, as a percentage of average loans for the quarter ended December 31, 2018. Factors considered in the provision for loan losses include, but are not limited to, historical charge-offs, the composition of the portfolio, the current level of non-performing loans and charge-offs, local and national economic and credit conditions, the direction of real estate values and delinquency trends.

Non-Interest Income

Total non-interest income decreased by $513,000, or 5.4%, to $9.0 million for the quarter ended March 31, 2019 from $9.5 million in the linked quarter. The decrease in the first quarter's non-interest income was driven primarily by a $1.3 million, or 17.0%, decrease in service charges and fee income resulting from lower swap fee income and non-sufficient fund fees as compared to the linked quarter, offset by an increase of $712,000 in net gain from sales of securities and an increase of $429,000, or 28.3%, in bank-owned life insurance income as compared to the linked quarter.

Non-Interest Expense

Non-interest expense for the quarter ended March 31, 2019 totaled $39.2 million and decreased by $4.5 million, or 10.4%, from the linked quarter. The decrease in non-interest expense during the quarter was primarily due to decreases in salaries and employee benefits, occupancy and equipment, and service bureau fees. These decreases were slightly offset by an increase in professional fees as compared to the linked quarter.

The primary driver of the decrease in non-interest expense was a $3.1 million, or 12.4%, decrease in salaries and employee benefits expense as compared to the linked quarter. This decrease was largely due to a $2.2 million severance expense (pre-tax) that was recorded in the quarter ended December 31, 2018 as a result of the Company's shift in its mortgage banking strategy, which reduced staffing in our mortgage division, as well as decreases in commissions and incentives and other benefits as compared to the linked quarter. Other notable

UBNK - United Financial Bancorp, Inc.	Page 3	www.unitedfinancialinc.com

decreases include an $844,000, or 13.2%, decrease in occupancy and equipment and a $272,000, or 11.8%, decrease in service bureau fees during the quarter ended March 31, 2019.

Asset Quality

Asset quality remained strong and stable for the period, with non-performing assets decreasing by $1.4 million to $30.6 million at March 31, 2019 from $32.1 million at December 31, 2018. The ratio of non-performing assets to total assets for the quarter ended March 31, 2019 was 0.42%, as compared to 0.44% in the linked quarter.

Capital

The Company reported Tangible Common Equity ("TCE") of $601.8 million, or 8.2% of average assets, for the quarter ended March 31, 2019. Tangible book value per share increased to $11.78 at March 31, 2019 from $11.54 at December 31, 2018. The increase was primarily driven by an increase in accumulated other comprehensive income as a result of an increase in the market value of the Company’s investment portfolio as compared to the previous quarter as well as the impact of the Company's net income of $12.7 million, offset by the cash dividend payment to shareholders of $0.12 per share and the impact of the adoption of ASU No. 2017-08 during the quarter, which resulted in a $10.2 million cumulative effect adjustment to beginning retained earnings. Book value per share at March 31, 2019 was $14.17, as compared to $13.94 in the linked quarter.

Dividend

The Board of Directors declared a cash dividend on the Company’s common stock of $0.12 per share to shareholders of record at the close of business on April 26, 2019 and payable on May 8, 2019. This dividend equates to a 3.17% annualized yield based on the $15.12 average closing price of the Company’s common stock in the first quarter of 2019. The Company has paid dividends for 52 consecutive quarters.

Investor Conference Call

United Financial Bancorp, Inc. will host a conference call on Wednesday, April 17, 2019 at 10:00 a.m. Eastern Time (ET) to discuss the Company’s first quarter results. Those wishing to participate in the call may dial toll-free 1-800-544-8281. A telephone replay of the call will be available through May 1, 2019 by calling 1-877-344-7529 and entering conference number 10130129. A podcast will be available on the Company’s website for an extended period of time, as well as on the Company’s investor relations app.

Investor Presentation

United Financial Bancorp, Inc. has prepared and furnished a visual slide presentation to accompany the earnings press release and investor conference call. The presentation has been furnished as an exhibit to the SEC Form 8-K, but is not included in this press release. Copies of the presentation may be accessed on the Company’s investor relations website (www.unitedfinancialinc.com) by selecting “News & Market Data,” then “Presentations;” or via the IRapp and selecting “Presentations;” or directly from SEC EDGAR.

UBNK - United Financial Bancorp, Inc.	Page 4	www.unitedfinancialinc.com

About United Financial Bancorp, Inc.

United Financial Bancorp, Inc. is the holding company for United Bank, a full service financial services firm offering a complete line of commercial, small business, wealth management and consumer banking products and services to customers throughout Connecticut, Massachusetts and Rhode Island. United Bank is a financially strong, leading New England bank headquartered in Hartford, Connecticut with more than 50 branches in three states. United Financial Bancorp, Inc. trades on the NASDAQ Global Select Stock Exchange under the ticker symbol “UBNK.” At March 31, 2019, the Company had $7.34 billion in assets.

For more information about United Bank’s services and products call (866) 959-BANK or visit www.bankatunited.com. For more information about United Financial Bancorp, Inc., visit www.unitedfinancialinc.com or download the Company’s free Investor Relations app on your Apple or Android device. To download United Financial Bancorp, Inc.'s investor relations app on your iPhone or on your iPad, which offers access to SEC documents, press releases, videos, audiocasts and more, please visit:
https://itunes.apple.com/WebObjects/MZStore.woa/wa/viewSoftware?id=725271098&mt=8 or https://play.google.com/store/apps/details?id=com.theirapp.ubnk for your Android mobile device.

Non-GAAP Financial Measures

This document contains certain non-GAAP financial measures in addition to results presented in accordance with Generally Accepted Accounting Principles (“GAAP”). These non-GAAP measures provide supplemental perspectives on operating results, performance trends, and financial condition. They are not a substitute for GAAP measures; they should be read and used in conjunction with the Company’s GAAP financial information. A reconciliation of non-GAAP financial measures to GAAP measures is included on pages F-9 through F-11 in the accompanying financial tables. These non-GAAP financial measures provide information for investors to effectively analyze financial trends of our business activities, and to enhance comparability with peers across the financial services sector.

Forward Looking Statements

This press release contains certain forward-looking statements about the Company. Forward-looking statements include statements regarding anticipated future events, such as the anticipated effect of the Company's LLC investments, and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include the outcome of the D.C. Solar bankruptcy, increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, and legislative and regulatory changes that could adversely affect the business in which the Company and its subsidiaries are engaged.

UBNK - United Financial Bancorp, Inc.	Page 5	www.unitedfinancialinc.com

United Financial Bancorp, Inc. and Subsidiaries
Consolidated Statements of Net Income
(Unaudited)

	For the Three Months Ended March 31,
	2019	2018
Interest and dividend income:	(In thousands, except share data)
Loans	$64,764	$54,780
Securities-taxable interest	6,475	5,498
Securities-non-taxable interest	1,094	2,429
Securities-dividends	656	637
Interest-bearing deposits	225	150
Total interest and dividend income	73,214	63,494
Interest expense:
Deposits	19,931	11,027
Borrowed funds	6,346	5,924
Total interest expense	26,277	16,951
Net interest income	46,937	46,543
Provision for loan losses	2,043	1,939
Net interest income after provision for loan losses	44,894	44,604
Non-interest income:
Service charges and fees	6,185	6,159
Net gain from sales of securities	737	116
Income from mortgage banking activities	591	1,729
Bank-owned life insurance income	1,946	1,646
Net loss on limited partnership investments	(603)	(590)
Other income	124	229
Total non-interest income	8,980	9,289
Non-interest expense:
Salaries and employee benefits	22,202	21,198
Service bureau fees	2,037	2,218
Occupancy and equipment	5,540	4,949
Professional fees	1,293	1,164
Marketing and promotions	858	685
FDIC insurance assessments	659	739
Core deposit intangible amortization	420	337
Other	6,178	5,446
Total non-interest expense	39,187	36,736
Income before income taxes	14,687	17,157
Provision for income taxes	2,030	1,370
Net income	$12,657	$15,787

Net income per share:
Basic	$0.25	$0.31
Diluted	$0.25	$0.31
Weighted-average shares outstanding:
Basic	50,615,059	50,474,942
Diluted	50,907,092	50,996,596

F - 1

United Financial Bancorp, Inc. and Subsidiaries
Consolidated Statements of Net Income
(Unaudited)

	For the Three Months Ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Interest and dividend income:	(In thousands, except share data)
Loans	$64,764	$63,227	$61,061	$57,958	$54,780
Securities-taxable interest	6,475	5,705	5,822	5,969	5,498
Securities-non-taxable interest	1,094	2,339	2,347	2,354	2,429
Securities-dividends	656	702	748	736	637
Interest-bearing deposits	225	250	213	113	150
Total interest and dividend income	73,214	72,223	70,191	67,130	63,494
Interest expense:
Deposits	19,931	18,183	15,767	12,864	11,027
Borrowed funds	6,346	5,678	5,995	6,085	5,924
Total interest expense	26,277	23,861	21,762	18,949	16,951
Net interest income	46,937	48,362	48,429	48,181	46,543
Provision for loan losses	2,043	2,618	2,007	2,350	1,939
Net interest income after provision for loan losses	44,894	45,744	46,422	45,831	44,604
Non-interest income:
Service charges and fees	6,185	7,447	6,623	6,542	6,159
Net gain (loss) from sales of securities	737	25	(58)	62	116
Income from mortgage banking activities	591	698	1,486	846	1,729
Bank-owned life insurance income	1,946	1,517	1,460	1,671	1,646
Net loss on limited partnership investments	(603)	(405)	(221)	(960)	(590)
Other income	124	211	265	199	229
Total non-interest income	8,980	9,493	9,555	8,360	9,289
Non-interest expense:
Salaries and employee benefits	22,202	25,341	22,643	22,113	21,198
Service bureau fees	2,037	2,309	2,209	2,165	2,218
Occupancy and equipment	5,540	6,384	4,487	4,668	4,949
Professional fees	1,293	1,136	1,013	1,105	1,164
Marketing and promotions	858	1,108	1,119	1,189	685
FDIC insurance assessments	659	611	655	735	739
Core deposit intangible amortization	420	420	288	305	337
Other	6,178	6,409	6,529	6,090	5,446
Total non-interest expense	39,187	43,718	38,943	38,370	36,736
Income before income taxes	14,687	11,519	17,034	15,821	17,157
Provision (benefit) for income taxes	2,030	(646)	726	175	1,370
Net income	$12,657	$12,165	$16,308	$15,646	$15,787

Net income per share:
Basic	$0.25	$0.24	$0.32	$0.31	$0.31
Diluted	$0.25	$0.24	$0.32	$0.31	$0.31
Weighted-average shares outstanding:
Basic	50,615,059	50,613,498	50,624,832	50,504,273	50,474,942
Diluted	50,907,092	50,970,000	51,104,776	50,974,283	50,996,596

F - 2

United Financial Bancorp, Inc. and Subsidiaries
Consolidated Statements of Condition
(Unaudited)

	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
ASSETS	(In thousands)
Cash and cash equivalents:
Cash and due from banks	$50,823	$36,434	$48,786	$62,188	$45,332
Short-term investments	104,350	61,530	29,809	46,987	23,910
Total cash and cash equivalents	155,173	97,964	78,595	109,175	69,242
Available for sale securities – At fair value	848,541	973,347	972,035	1,006,135	1,031,277
Loans held for sale	16,172	78,788	86,948	85,458	63,394
Loans:
Commercial real estate loans:
Owner-occupied	439,366	443,398	434,906	418,338	442,938
Investor non-owner occupied	1,932,137	1,911,070	1,888,848	1,927,960	1,842,898
Construction	94,649	87,493	78,235	82,883	84,717
Total commercial real estate loans	2,466,152	2,441,961	2,401,989	2,429,181	2,370,553
Commercial business loans	920,165	886,770	861,030	841,142	846,182
Consumer loans:
Residential real estate	1,322,423	1,313,373	1,283,126	1,252,001	1,235,197
Home equity	583,368	583,454	579,907	588,638	582,285
Residential construction	13,620	20,632	32,750	32,063	37,579
Other consumer	425,854	410,249	369,781	332,402	310,439
Total consumer loans	2,345,265	2,327,708	2,265,564	2,205,104	2,165,500
Total loans	5,731,582	5,656,439	5,528,583	5,475,427	5,382,235
Net deferred loan costs and premiums	17,901	17,786	16,603	15,502	14,724
Allowance for loan losses	(52,041)	(51,636)	(49,909)	(49,163)	(47,915)
Loans receivable - net	5,697,442	5,622,589	5,495,277	5,441,766	5,349,044
Federal Home Loan Bank of Boston stock, at cost	37,702	41,407	42,032	46,734	49,895
Accrued interest receivable	25,061	24,823	25,485	23,209	22,333
Deferred tax asset, net	27,600	32,706	31,473	30,190	28,710
Premises and equipment, net	63,863	68,657	67,612	67,614	67,619
Operating lease right-of-use assets	44,377	—	—	—	—
Financing lease right-of-use assets	4,356	—	—	—	—
Goodwill	116,727	116,769	115,281	115,281	115,281
Core deposit intangible asset	5,607	6,027	3,561	3,849	4,154
Cash surrender value of bank-owned life insurance	194,496	193,429	181,928	180,490	179,556
Other assets	102,823	100,368	107,271	98,695	88,169
Total assets	$7,339,940	$7,356,874	$7,207,498	$7,208,596	$7,068,674

F - 3

	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Deposits:
Non-interest-bearing	$777,969	$799,785	$759,210	$770,982	$753,575
Interest-bearing	4,886,283	4,870,814	4,741,153	4,622,394	4,528,935
Total deposits	5,664,252	5,670,599	5,500,363	5,393,376	5,282,510
Mortgagors’ and investor escrow accounts	11,510	4,685	9,597	14,526	11,096
Federal Home Loan Bank advances and other borrowings	826,668	899,626	926,592	1,041,896	1,030,735
Operating lease liabilities	56,265	—	—	—	—
Financing lease liabilities	4,585	—	—	—	—
Accrued expenses and other liabilities	52,562	69,446	61,128	56,921	51,333
Total liabilities	6,615,842	6,644,356	6,497,680	6,506,719	6,375,674
Total stockholders’ equity	724,098	712,518	709,818	701,877	693,000
Total liabilities and stockholders’ equity	$7,339,940	$7,356,874	$7,207,498	$7,208,596	$7,068,674

F - 4

United Financial Bancorp, Inc. and Subsidiaries
Selected Financial Highlights
(Dollars In Thousands, Except Share Data)
(Unaudited)

	At or For the Three Months Ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Share Data:
Basic net income per share	$0.25	$0.24	$0.32	$0.31	$0.31
Diluted net income per share	0.25	0.24	0.32	0.31	0.31
Dividends declared per share	0.12	0.12	0.12	0.12	0.12
Tangible book value per share	$11.78	$11.54	$11.55	$11.40	$11.25
Key Statistics:
Total revenue	$55,917	$57,855	$57,984	$56,541	$55,832
Total non-interest expense	39,187	43,718	38,943	38,370	36,736
Average earning assets	6,783,604	6,708,701	6,671,424	6,584,938	6,568,168
Key Ratios:
Return on average assets (annualized)	0.69%	0.67%	0.91%	0.88%	0.89%
Return on average equity (annualized)	7.13%	6.89%	9.26%	9.00%	9.15%
Tax-equivalent net interest margin (annualized)	2.81%	2.90%	2.92%	2.97%	2.90%
Non-interest expense to average assets (annualized)	2.13%	2.41%	2.17%	2.16%	2.08%
Cost of funds (annualized) (1)	1.61%	1.48%	1.36%	1.20%	1.07%
Total revenue growth rate	(3.35)%	(0.22)%	2.55%	1.27%	2.58%
Total revenue growth rate (annualized)	(13.40)%	(0.89)%	10.21%	5.08%	10.30%
Average earning asset growth rate	1.12%	0.56%	1.31%	0.26%	1.35%
Average earning asset growth rate (annualized)	4.47%	2.24%	5.25%	1.02%	5.38%
Residential Mortgage Production:
Dollar volume (total)	$31,882	$128,209	$143,673	$140,409	$94,433
Mortgages originated for purchases	21,434	101,266	111,555	110,351	63,193
Loans sold	89,980	108,663	99,372	99,637	99,899
Income from mortgage banking activities	591	698	1,486	846	1,729
Non-performing Assets:
Residential real estate	$13,742	$13,217	$11,949	$11,221	$11,663
Home equity	4,577	4,735	4,005	4,607	4,698
Investor-owned commercial real estate	739	1,131	1,525	2,400	2,863
Owner-occupied commercial real estate	1,830	2,450	1,202	2,176	2,326
Construction	171	199	243	250	273
Commercial business	1,627	944	985	1,196	1,579
Other consumer	1,034	1,030	597	237	34
Non-accrual loans	23,720	23,706	20,506	22,087	23,436
Troubled debt restructured – non-accruing	5,479	6,971	6,706	7,330	8,308
Total non-performing loans	29,199	30,677	27,212	29,417	31,744
Other real estate owned	1,429	1,389	1,808	1,855	1,935
Total non-performing assets	$30,628	$32,066	$29,020	$31,272	$33,679
Non-performing loans to total loans	0.51%	0.54%	0.49%	0.54%	0.59%
Non-performing assets to total assets	0.42%	0.44%	0.40%	0.43%	0.48%
Allowance for loan losses to non-performing loans	178.23%	168.32%	183.41%	167.12%	150.94%
Allowance for loan losses to total loans	0.91%	0.91%	0.90%	0.90%	0.89%
Non-GAAP Ratios: (2)
Efficiency ratio	69.67%	69.18%	65.61%	65.18%	63.97%
Return on average tangible common equity (annualized)	8.85%	8.55%	11.30%	11.03%	11.25%
Pre-provision net revenue to average assets	0.92%	1.00%	1.12%	1.14%	1.15%

(1)	The cost of funds ratio represents interest incurred on liabilities as a percentage of average non-interest bearing deposits and interest-bearing liabilities.

(2)
Non-GAAP ratios are not financial measurements required by generally accepted accounting principles; however, management believes such information is useful to investors in evaluating Company performance. Calculations of these non-GAAP metrics are provided after the reconciliations of non-GAAP financial measures and appear on page F-9 through page F-11.

F - 5

United Financial Bancorp, Inc. and Subsidiaries
Average Balance Sheets, Interest and Yields/Costs
(Dollars In Thousands)
(Unaudited)

	For the Three Months Ended
	March 31, 2019			March 31, 2018
	Average Balance	Interest and Dividends	Yield/Cost	Average Balance	Interest and Dividends	Yield/Cost
Interest-earning assets:
Residential real estate	$1,380,829	$12,886	3.73%	$1,314,219	$11,506	3.51%
Commercial real estate	2,358,955	27,302	4.63	2,281,868	23,656	4.15
Construction	111,198	1,426	5.13	119,435	1,325	4.44
Commercial business	888,436	10,612	4.78	842,809	8,382	3.98
Home equity	582,180	7,874	5.48	578,776	6,528	4.57
Other consumer	418,053	5,174	5.02	299,839	3,800	5.14
Investment securities	966,841	7,819	3.23	1,041,849	8,624	3.31
Federal Home Loan Bank stock	40,475	628	6.21	51,458	606	4.71
Other earning assets	36,637	229	2.53	37,915	150	1.61
Total interest-earning assets	6,783,604	73,950	4.37	6,568,168	64,577	3.94
Allowance for loan losses	(52,089)			(47,780)
Non-interest-earning assets	639,923			554,333
Total assets	$7,371,438			$7,074,721
Interest-bearing liabilities:
NOW and money market	$2,567,634	$10,309	1.63%	$2,146,945	$4,892	0.92%
Savings	500,167	75	0.06	510,904	73	0.06
Certificates of deposit	1,823,867	9,547	2.12	1,796,675	6,062	1.37
Total interest-bearing deposits	4,891,668	19,931	1.65	4,454,524	11,027	1.00
Federal Home Loan Bank advances	800,862	5,045	2.52	1,033,884	4,545	1.76
Other borrowings	88,757	1,301	5.86	118,008	1,379	4.67
Total interest-bearing liabilities	5,781,287	26,277	1.84	5,606,416	16,951	1.22
Non-interest-bearing deposits	745,259			713,364
Other liabilities	134,987			64,596
Total liabilities	6,661,533			6,384,376
Stockholders’ equity	709,905			690,345
Total liabilities and stockholders’ equity	$7,371,438			$7,074,721
Net interest-earning assets	$1,002,317			$961,752
Tax-equivalent net interest income		47,673			47,626
Tax-equivalent net interest rate spread (1)			2.53%			2.72%
Tax-equivalent net interest margin (2)			2.81%			2.90%
Average interest-earning assets to average interest-bearing liabilities			117.34%			117.15%
Less tax-equivalent adjustment		736			1,083
Net interest income		$46,937			$46,543

(1) Tax-equivalent net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(2) Tax-equivalent net interest rate margin represents tax-equivalent net interest income divided by average interest-earning assets.

F - 6

United Financial Bancorp, Inc. and Subsidiaries
Average Balance Sheets, Interest and Yields/Costs
(Dollars In Thousands)
(Unaudited)

	For the Three Months Ended
	March 31, 2019			December 31, 2018
	Average Balance	Interest and Dividends	Yield/Cost	Average Balance	Interest and Dividends	Yield/Cost
Interest-earning assets:
Residential real estate	$1,380,829	$12,886	3.73%	$1,397,669	$12,929	3.70%
Commercial real estate	2,358,955	27,302	4.63	2,302,741	26,085	4.43
Construction	111,198	1,426	5.13	113,617	1,405	4.84
Commercial business	888,436	10,612	4.78	861,311	10,481	4.76
Home equity	582,180	7,874	5.48	585,178	7,848	5.32
Other consumer	418,053	5,174	5.02	390,237	4,931	5.01
Investment securities	966,841	7,819	3.23	967,881	8,564	3.53
Federal Home Loan Bank stock	40,475	628	6.21	40,428	665	6.58
Other earning assets	36,637	229	2.53	49,639	253	2.02
Total interest-earning assets	6,783,604	73,950	4.37	6,708,701	73,161	4.31
Allowance for loan losses	(52,089)			(50,754)
Non-interest-earning assets	639,923			586,449
Total assets	$7,371,438			$7,244,396
Interest-bearing liabilities:
NOW and money market	$2,567,634	$10,309	1.63%	$2,583,982	$9,641	1.48%
Savings	500,167	75	0.06	506,880	76	0.06
Certificates of deposit	1,823,867	9,547	2.12	1,759,382	8,466	1.91
Total interest-bearing deposits	4,891,668	19,931	1.65	4,850,244	18,183	1.49
Federal Home Loan Bank advances	800,862	5,045	2.52	732,995	4,307	2.30
Other borrowings	88,757	1,301	5.86	107,365	1,371	5.00
Total interest-bearing liabilities	5,781,287	26,277	1.84	5,690,604	23,861	1.66
Non-interest-bearing deposits	745,259			768,916
Other liabilities	134,987			78,752
Total liabilities	6,661,533			6,538,272
Stockholders’ equity	709,905			706,124
Total liabilities and stockholders’ equity	$7,371,438			$7,244,396
Net interest-earning assets	$1,002,317			$1,018,097
Tax-equivalent net interest income		47,673			49,300
Tax-equivalent net interest rate spread (1)			2.53%			2.65%
Tax-equivalent net interest margin (2)			2.81%			2.90%
Average interest-earning assets to average interest-bearing liabilities			117.34%			117.89%
Less tax-equivalent adjustment		736			938
Net interest income		$46,937			$48,362

(1) Tax-equivalent net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(2) Tax-equivalent net interest rate margin represents tax-equivalent net interest income divided by average interest-earning assets.

F - 7

United Financial Bancorp, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
(Dollars In Thousands)
(Unaudited)

In addition to evaluating the Company’s results of operations in accordance with GAAP, management periodically supplements this evaluation with an analysis of certain non-GAAP financial measures. These non-GAAP measures are intended to provide the reader with additional perspectives on operating results, financial condition, and performance trends, while facilitating comparisons with the performance of other financial institutions. Non-GAAP financial measures are not a substitute for GAAP measures, rather, they should be read and used in conjunction with the Company’s GAAP financial information.

    The efficiency ratio is used as a common measure by banks as a comparable metric to understand the Company’s expense structure relative to its total revenue; in other words, for every dollar of total revenue we recognize, how much of that dollar is expended. In order to improve the comparability of the ratio to our peers, we remove non-core items. To improve transparency, and acknowledging that banks are not consistent in their definition of the efficiency ratio, we include our calculation of this non-GAAP measure.

Pre-provision net revenue is a measure that the Company uses to understand fundamental operating performance before credit related expenses and tax expense. It is often expressed as a ratio relative to average assets which demonstrates the “core” performance and can be viewed as an alternative measure of how efficiently the Company services its asset base.

Return on average tangible common equity is used by management and readers of our financial statements to understand how efficiently the Company is deploying its common equity. Companies that are able to demonstrate more efficient use of common equity are more likely to be viewed favorably by current and prospective investors.

The Company believes that disclosing these non-GAAP metrics is both useful internally and is expected by our investors and analysts in order to understand the overall performance of the Company. Other companies may calculate and define their supplemental data differently. A reconciliation of GAAP financial measures to non-GAAP measures and other performance ratios, as adjusted, are included on pages F-9 through F-11 in the following press release tables:

F - 8

	Three Months Ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
	(Dollars in thousands)
Net Income (GAAP)	$12,657	$12,165	$16,308	$15,646	$15,787
Non-GAAP adjustments:
Non-interest income	(1,158)	(25)	58	(271)	(342)
Non-interest expense	—	2,677	(129)	215	—
Income tax benefit related to tax reform	—	(1,717)	—	—	—
Related income tax (benefit) expense	155	(557)	15	(93)	72
Net adjustment	(1,003)	378	(56)	(149)	(270)
Total net income (non-GAAP)	$11,654	$12,543	$16,252	$15,497	$15,517

Non-interest income (GAAP)	$8,980	$9,493	$9,555	$8,360	$9,289
Non-GAAP adjustments:
Net loss (gain) on sales of securities	(737)	(25)	58	(62)	(116)
BOLI claim benefit	(421)	—	—	(209)	(226)
Net adjustment	(1,158)	(25)	58	(271)	(342)
Total non-interest income (non-GAAP)	7,822	9,468	9,613	8,089	8,947
Total net interest income	46,937	48,362	48,429	48,181	46,543
Total revenue (non-GAAP)	$54,759	$57,830	$58,042	$56,270	$55,490

Non-interest expense (GAAP)	$39,187	$43,718	$38,943	$38,370	$36,736
Non-GAAP adjustments:
Lease exit/disposal cost obligation	—	(466)	129	(215)	—
Effect of position eliminations	—	(2,211)	—	—	—
Net adjustment	—	(2,677)	129	(215)	—
Total non-interest expense (non-GAAP)	$39,187	$41,041	$39,072	$38,155	$36,736

Total loans	$5,731,582	$5,656,439	$5,528,583	$5,475,427	$5,382,235
Non-covered loans (1)	(658,455)	(675,112)	(708,621)	(729,947)	(771,802)
Total covered loans	$5,073,127	$4,981,327	$4,819,962	$4,745,480	$4,610,433
Allowance for loan losses	$52,041	$51,636	$49,909	$49,163	$47,915
Allowance for loan losses to total loans	0.91%	0.91%	0.90%	0.90%	0.89%
Allowance for loan losses to total covered loans	1.03%	1.04%	1.04%	1.04%	1.04%
(1) Represents acquired loans that were recorded at fair value. These loans carry no allowance for loan losses for the periods reflected above.

F - 9

	Three Months Ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018

Efficiency Ratio:
Non-Interest Expense (GAAP)	$39,187	$43,718	$38,943	$38,370	$36,736
Non-GAAP adjustments:
Other real estate owned expense	(105)	(108)	(256)	(163)	(167)
Lease exit/disposal cost obligation	—	(466)	129	(215)	—
Effect of position eliminations	—	(2,211)	—	—	—
Non-Interest Expense for Efficiency Ratio (non-GAAP)	$39,082	$40,933	$38,816	$37,992	$36,569

Net Interest Income (GAAP)	$46,937	$48,362	$48,429	$48,181	$46,543
Non-GAAP adjustments:
Tax-equivalent adjustment for tax-exempt loans and investment securities	736	938	895	1,059	1,083

Non-Interest Income (GAAP)	8,980	9,493	9,555	8,360	9,289
Non-GAAP adjustments:
Net (gain) loss on sales of securities	(737)	(25)	58	(62)	(116)
Net loss on limited partnership investments	603	405	221	960	590
BOLI claim benefit	(421)	—	—	(209)	(226)
Total Revenue for Efficiency Ratio (non-GAAP)	$56,098	$59,173	$59,158	$58,289	$57,163

Efficiency Ratio (Non-Interest Expense for Efficiency Ratio (non-GAAP)/Total Revenue for Efficiency Ratio (non-GAAP))	69.67%	69.18%	65.61%	65.18%	63.97%

F - 10

	Three Months Ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018

Pre-Provision Net Revenue ("PPNR") to Average Assets (Annualized):
Net Interest income (GAAP)	$46,937	$48,362	$48,429	$48,181	$46,543
Non-GAAP adjustments:
Tax-equivalent adjustment for tax-exempt loans and investment securities	736	938	895	1,059	1,083
Total tax-equivalent net interest income (A)	$47,673	$49,300	$49,324	$49,240	$47,626

Non-Interest Income (GAAP)	8,980	9,493	9,555	8,360	9,289
Non-GAAP adjustments:
Net (gain) loss on sales of securities	(737)	(25)	58	(62)	(116)
Net loss on limited partnership investments	603	405	221	960	590
BOLI claim benefit	(421)	—	—	(209)	(226)
Non-Interest Income for PPNR (non-GAAP) (B)	$8,425	$9,873	$9,834	$9,049	$9,537

Non-Interest Expense (GAAP)	$39,187	$43,718	$38,943	$38,370	$36,736
Non-GAAP adjustments:
Lease exit/disposal cost obligation	—	(466)	129	(215)	—
Effect of position eliminations	—	(2,211)	—	—	—
Non-Interest Expense for PPNR (non-GAAP) (C)	$39,187	$41,041	$39,072	$38,155	$36,736

Total PPNR (non-GAAP) (A + B - C) :	$16,911	$18,132	$20,086	$20,134	$20,427
Average Assets	7,371,438	7,244,396	7,191,072	7,091,721	7,074,721
PPNR to Average Assets (Annualized)	0.92%	1.00%	1.12%	1.14%	1.15%

Return on Average Tangible Common Equity (Annualized):
Net Income (GAAP)	$12,657	$12,165	$16,308	$15,646	$15,787
Non-GAAP adjustments:
Intangible assets amortization, tax effected at 21%	332	332	228	241	266
Net Income excluding intangible assets amortization, tax effected at 21%	$12,989	$12,497	$16,536	$15,887	$16,053
Average stockholders' equity (non-GAAP)	$709,905	$706,124	$704,306	$695,301	$690,345
Average goodwill & other intangible assets (non-GAAP)	122,597	121,614	119,009	119,288	119,611
Average tangible common stockholders' equity (non-GAAP)	$587,308	$584,510	$585,297	$576,013	$570,734
Return on Average Tangible Common Equity (non-GAAP)	8.85%	8.55%	11.30%	11.03%	11.25%

F - 11